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Exhibit 10.7

Dated 11 February 2003

FIMEP S.A.

and

GP FINANCIERE NEW SUB 1 S.C.S.

Subordinated Shareholder PIK Bonds

SUBSCRIPTION AGREEMENT

Relating to Subordinated Shareholder PIK Bonds in an aggregate principal amount of €1,164,519,839

This Agreement is made on 11 February 2003 between

(1)
FIMEP S.A., a société anonyme governed by the laws of France, having its registered office at 89, rue Taitbout, 75009 Paris (France),

hereafter referred to as the "Issuer", and

(2)
GP Financière New Sub 1 S.C.S., a société en commandite simple governed by the laws of Luxembourg, having its registered office at 398 route d'Esch, BP 2501 L-1025 Luxembourg, (Grand Duchy of Luxembourg),

hereafter referred to as the "Subscriber".

The Issuer and the Subscriber are hereafter collectively referred to as the "Parties" and individually as a "Party".

Background

(A)
The Issuer will issue $350,000,000 aggregate principal amount of the 10.5% dollar denominated senior notes due 2013 and €277,500,000 aggregate principal amount of the 11.0% euro denominated senior notes due 2013 (the "High Yield Notes") in a private placement to occur on or about 12 February 2003 (the "Closing Date").

(B)
On or about the Closing Date, FIMAF SAS, a société par actions simplifiée organized and existing under the laws of France ("FIMAF"), Lumina Financing I SARL, a société à responsabilité limitée organized and existing under the laws of Luxembourg ("Lumina Financing I") and the Subscriber will enter into a delegation agreement (the "Delegation Agreement I").

(C)
On or about the Closing Date, FIMAF, the Subscriber and the Issuer will enter into a delegation agreement (the "Delegation Agreement II");

(D)
The Issuer proposes to issue, without the issue constituting a public offering, one billion one hundred and sixty four million five hundred and nineteen thousand eight hundred and thirty nine (1,164,519,839) subordinated shareholder PIK bonds due 30 June 2026 with a nominal value of one euro (€1) each (the "Bonds"), representing a total issue of Bonds in an aggregate principal amount of one billion one hundred and sixty four million five hundred and nineteen thousand eight hundred and thirty nine euro (€1,164,519,839) (the "Issue").

(E)
The Subscriber proposes to subscribe for the Bonds.

It is agreed as follows:

1      Issue and Subscription

Subject to the conditions precedent set out in Article 5 below, the Issuer agrees to issue on the Closing Date one billion one hundred and sixty four million five hundred and nineteen thousand eight hundred and thirty nine (1,164,519,839) Bonds to the Subscriber who agrees to subscribe such Bonds at a price of one euro (€1) per Bond, representing a total amount of one billion one hundred and sixty four million five hundred and nineteen thousand eight hundred and thirty nine euro (€1,164,519,839) (the "Subscription Price"). On issue and subscription, the Issuer shall enter the Subscriber's name in the Register of Bondholders and issue a certificate to the Subscriber in the form set out in Schedule A.

2      Subscription Price—Costs and Expenses

The Subscription Price will be paid by the Subscriber to the Issuer on the Issue Date (as defined under the terms and condition of the Bonds set out in Schedule B (the "Conditions").

Subject to the provisions of the Intercreditor Deed and the Priority Deed (each as defined in the Conditions), the Issuer agrees to bear and pay all costs and expenses, including VAT (if applicable), in connection with the Issue.

3      Private Offering

The Issuer and the Subscriber undertake that no action has been or will ever be taken by the Issuer and/or the Subscriber that would permit a public offer of the Bonds in any country or jurisdiction where any such action for that purpose is required and that, where such action is not required, they will not proceed with such public offering.

Accordingly, the Issuer and the Subscriber undertake that they will not, directly or indirectly, offer or sell Bonds or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering material, in each case with respect to the Bonds, in any country or jurisdiction.

The Subscriber acknowledges that it is not authorised to make public any information or to make any representation in connection with theissue of the Bonds, unless required by applicable law or regulation (including the rules of the US Securities and Exchange Commission or any similar governmental body) or the rules of any listing authority to do so.

4      Conditions

The Conditions, and notably but not exclusively any transfer restrictions, subordination provisions and turn-over provisions contained therein, form an integral part of this Agreement. In subscribing the Bonds, the Subscriber agrees to be bound by each of the Conditions, including without limitation Condition 3 and Condition 5 thereof.

5      Conditions Precedent

This issue of the Bonds pursuant to this Agreement shall be subject to (i) the issue of the High Yield Notes having occurred (or occurring concurrently therewith) and (ii) the Issue having been authorised by the general shareholders' meeting of the Issuer and approved either by a decision of the Board of Directors (Conseil d'Administration) of the Issuer or by its Chairman (Président du Conseil d'Administration) or Director (Administrateur) upon being duly authorised by a resolution of the Board of Directors.

6      Notices

All notices, requests, permissions, waivers and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of a company, the signature shall be by a director or an officer thereof) and delivered by hand, or upon receipt following deposit in the mail (registered, return receipt requested), properly addressed and postage prepaid or by facsimile upon receipt (provided the same is confirmed by hand or by mail (in the case of such mail, as above sent within three (3) days of such facsimile) to the registered office of the other Party.

7      Interpretation

This Agreement, the Conditions, the Intercreditor Deed and the Priority Deed (each as defined in the Conditions) contains the entire understanding and agreement of the Parties hereto with respect to the subject matter contained herein. This Agreement may be amended only by a written instrument executed by the Parties or their respective successors or assigns. The section and clause headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8      Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

9      Third Party Rights

Without prejudice to Condition 2.3, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10    Counterparts and Signatures

This Agreement may be executed in any number counterparts of, and this has the same effect as if the signature on the counterparts were on a single copy of this Agreement.

11    Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with English law. The Issuer and the Subscriber hereby submit to the jurisdiction of the English Courts.

Without prejudice to any other mode of service allowed under any relevant law, each Party:

(a)
irrevocably appoints Hackwood Secretaries Limited at One Silk Street, London EC2Y 8MQ as its agent for service of process in relation to any proceedings before the English Courts in connection with this Agreement; and

(b)
agrees that failure by the process agent to notify the relevant party of the process will not invalidate the proceedings concerned.

12    Rules of Interpretation

In this Agreement, unless a contrary intention appears, a reference to:

(a)
an "amendment" includes any amendment, supplement, variation, novation, modification, replacement or restatement and "amend," "amending" and "amended" shall be construed accordingly;

(b)
"including" means including without limitation and "includes" and "included" shall be construed accordingly; and

(c)
a "person" includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Companies Act 1985) or other association (whether or not having separate legal personality) or any two or more of the foregoing.

13    Other Rules of Interpretation

In this Agreement, unless a contrary intention appears:

(a)
a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

(b)
references to clauses and schedules are references to, respectively, clauses of and schedules to this Agreement and references to this Agreement include its schedules;

(c)
a reference to (or to any specified provision of) any agreement or document is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of the Intercreditor Deed or the Priority Deed;

(d)
a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

(e)
the table of contents of and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement; and

(f)
words importing the plural shall include the singular and vice versa.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

FIMEP S.A.

By:

GP Financière New Sub 1 S.C.S.

By:

SCHEDULE A

BOND CERTIFICATE

FIMEP S.A.
€1,164,519,839
Subordinated Shareholder PIK Bonds due 30 June 2026

Number: 001

CERTIFICATE

This Bond Certificate is issued in respect of €1,164,519,839 in aggregate principal amount of the €1,164,519,839 Bonds due 30 June 2026, each in the denomination of €1 (the "Bonds") of FIMEP S.A. (the "Issuer"). Any reference herein to the " Conditions" is to the terms and conditions of the Bonds endorsed hereon and any reference herein to a particular numbered Condition shall be construed accordingly.

This is to certify that:

[name of subscriber]
of
[address of subscriber]

is the person registered in the register maintained by the Issuer in relation to the Bonds (the "Register") as the duly registered Holder of the Bonds represented by this Bond Certificate (the " Bondholder").

Subject to the Intercreditor Deed and the Priority Deed (each as defined in the Conditions), the Issuer, for value received, promises, all in accordance with the Conditions, to pay to the Bondholder, and the Bondholder is entitled to receive, the principal sum of:

€1,164,519,839
(One billion one hundred and sixty four million,
five hundred and nineteen thousand eight hundred and thirty nine euro)

on such date or dates as the same may become due and payable in accordance with the Conditions, together with interest on such principal sum at the times and the rate specified in the Conditions.

This Bond Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the Register and only the Bondholder is entitled to payment in respect of this Bond Certificate. Transfers of these Bonds and registration of any transfer of this Bond Certificate are subject to the Conditions.

As witness the manual signature of an authorised signatory of the Issuer.

FIMEP S.A.	Issued on: [•] 2003
By (authorised signatory)

FORM OF TRANSFER

For value received, we, [name of registered Holder], being the registered Holder of the Bond(s) represented by this Bond Certificate (the "Transferor"), hereby transfer to:

the "Transferee"

€[    •    ]                        in principal amount of the €1,164,519,839 Bonds due 30 June 2026 (the "Bonds") of FIMEP S.A. (the " Issuer") being [insert number of Bonds] Bonds represented by this Bond Certificate and to which this form of transfer relates, and we hereby irrevocably request and authorise the Issuer to effect the relevant transfer by means of appropriate entries in the Register relating to the Bonds. By its signature below, the Transferee acknowledges the terms and condition of the Bonds (the "Conditions"), including, without limitation, the subordination provisions contained in Condition 5 thereof.

Dated:

Transferee

By:
(duly authorised)

Transferor

By:
(duly authorised)

Bonds:

(a)
The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Bond Certificate.

(b)
A representative of such registered Holder should state the capacity in which he signs e.g., executor.

(c)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a financial institution in good standing, notary public or in such other manner as the Issuer may require.

(d)
Any transfer of Bonds shall be in the minimum denomination of €1 or any amount in excess thereof which is an integral multiple of €1.

(e)
No Bond shall be transferred and no transfer shall be recorded in the Register unless the transferee accedes to the Intercreditor Deed and the Priority Deed (for so long as those documents remain in full force and effect) as a Creditor (as defined in the Intercreditor Deed).

(f)
In accordance with the Conditions, no transfer is valid and title is not transferred unless and until it is recorded in the Register.

SCHEDULE B
Terms and Conditions of the Bonds

These Conditions relate to a duly authorised issue of €1,164,519,839 Bonds due 30 June 2026, each in the denomination of €1 (the "Bonds") issued by FIMEP S.A. (the "Issuer").

References to "Conditions" are, unless the context otherwise requires, to the numbered paragraphs of these Conditions.

1      Certain Definitions

  "Business Day" means any day on which commercial banking institutions are open for business and carrying out transactions in euro in the Republic of France and which is a TARGET Day.

  "Final Maturity Date" means 30 June 2026.

  "High Yield Notes" means $350,000,000 10.5% Senior Notes due 2013 and €277,500,000 11.0% Senior Notes due 2013 issued by the Issuer on or about the Issue Date pursuant to the Indenture.

  "Indenture" means the indenture, dated the Issue Date, by and between the Issuer and the Trustee under which the High Yield Notes are issued as amended from time to time.

  "Intercreditor Deed" means the intercreditor deed dated 26 July 2002 as amended and restated on 5 December 2002 and as it may be further amended and restated from time to time, between, inter alia, the Issuer, the Bondholders and the agents and lenders under a senior credit agreement dated 26 July 2002, as amended and restated on 5 December 2002 and at the option of the Issuer to the extent set forth therein, any other Intercreditor Deed (as defined in the Indenture).

  "Interest Period" means each one year period starting on the first day following the last day of the immediately preceding period (or, in respect of the first Interest Period, on the Issue Date) and having a duration of one year.

  "Issue Date" means 12 February 2003.

  "Priority Deed" means a deed of priority dated on or about the date hereof between, inter alia, the Issuer, the Trustee, GP Financière New Sub 1 S.C.S. and Lumina Parent S.A.R.L as it may be amended and restated from time to time.

  "TARGET Day" means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system is operating.

  "Trustee" means the trustee with respect to the High Yield Notes (initially being The Bank of New York).

  "Unpaid Sum" means any amount owed and payable and not paid by the Issuer on its normal due date.

2      Form, Denomination and Title

2.1   Form and Denomination

  The Bonds will be in fully registered form and will be represented by Bond Certificates (each a "Bond Certificate") which will be in definitive form, without interest coupons attached. The Bonds will be issued in the denomination of €1 (the "Initial Nominal Value"). Subject to Clause 3 below, a Bond Certificate will be issued to each Bondholder in respect of its registered holding or holdings of Bonds. Each Bond Certificate will be numbered serially with an identifying number which will be recorded in the register (the "Register") which shall be maintained by the Issuer.

2.2   Title

  Title to the Bonds will only pass by and upon registration in the Register. In these Conditions, "Bondholder" and "Holder" mean the person in whose name a Bond is registered in the Register (or, in the case of joint Holders, the first-named thereof). The Holder of any Bond will (except as otherwise ordered by a court of competent jurisdiction or required by law) be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or any interest therein, any writing thereon by any person (other than a duly executed transfer thereof in the form endorsed thereon) or any notice of any previous theft or loss thereof, and no person will be liable for so treating the Holder.

2.3   Third Party Rights

  No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

3      Transfer of Bonds and Issue of Bonds

3.1   Transfer

  Subject to Condition 3.4, a Bond may be transferred upon the surrender of the Bond Certificate representing that Bond, together with the form of transfer endorsed thereon (the "Transfer Form") duly completed and executed, to the Issuer, together with such evidence as the Issuer may reasonably require to prove the title of the transferor and the authority of the persons who have executed the Transfer Form. Transfer Forms are available from the Issuer upon the request of any Holder. In the case of a transfer of only a portion of the Bonds represented by a Bond Certificate, a new Bond Certificate in respect of the balance of the Bonds not transferred will be issued to the transferor.

  Any transferee of the Bonds will accede to the Intercreditor Deed and the Priority Deed (for so long as those documents remain in full force and effect) as a Creditor (as defined in the Intercreditor Deed) in respect of PECs Debt (as defined in the Intercreditor Deed).

3.2   Delivery

  Each new Bond Certificate to be issued upon a transfer of any Bonds will, within five Business Days of the request for transfer being duly made, at the transferee's option, be hand delivered to the transferee or mailed free of charge to the transferee by uninsured post to such address as the transferee entitled to the Bonds represented by such Bond Certificate may have specified.

3.3   No Charge

  Registration or transfer of Bonds will be affected without charge to the Holder or transferees thereof, but upon payment (or against such indemnity from the Holder or the transferee thereof as the Issuer may require) in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration or transfer.

3.4   Closed Periods

  Unless otherwise agreed by the Issuer, no Bondholder may require the transfer of a Bond to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Bond.

4      Status of Bonds

  Subject to Condition 5, the obligations of the Issuer under the Bonds in respect of principal, interest and other amounts, constitute direct, unsecured and, to the extent referred to in Condition 5, subordinated obligations of the Issuer. The Bonds shall rank subordinated and junior in right of payment to all other existing or future non-subordinated obligations of the Issuer. They shall at all times rank pari passu and without any preference among themselves and equally and ratably with any other existing or future direct, unsecured and subordinated obligations of the Issuer with the exception of any prêts participatifs granted to, and any titres participatifs issued by, the Issuer which shall rank subordinate and junior to the Bonds.

5      Subordination

5.1   Agreement to Subordinate

  The payment of the principal of and interest on the Bonds and any other payment of any kind whatsoever in respect of or on account of the Bonds is subordinated, (i) as specified under article L228-97 of the French Commercial Code and (ii) in addition to the extent and in the manner provided in the Intercreditor Deed, the Priority Deed, and in this Condition 5, to the prior payment in full in cash of all sums under all Senior Debt (as defined in the Priority Deed) of the Issuer and the High Yield Notes Documents (as defined in the Intercreditor Deed), whether outstanding on the date hereof or hereafter incurred.

  If any judgment is rendered by any competent court declaring the judicial liquidation (liquidation judiciaire) or, following an order of redressement judiciaire, the sale of the whole business (cession totale de l'entreprise) of the Issuer, or if the Issuer is liquidated for any reason, all rights of the Bondholders hereunder, whether relating to redemption, payment of interest or any other payments, shall be subordinated to repayment in full of all other present and future non-subordinated creditors of the Issuer, whether secured or unsecured, provided that, subject to such payment in full, the Bondholders will be paid in priority to holders of any prêts participatifs granted to, and holders of titres participatifs issued by, the Issuer.

5.2   Intercreditor Deed—Enforcement

  The payment or reimbursement of any amount owed by the Issuer to the Bondholders under these Conditions shall be subject to each and every provision of the Intercreditor Deed, the Priority Deed and to this Condition 5. In addition, each and every provision of these Conditions shall be subject to the terms and conditions of the Intercreditor Deed and the Priority Deed and, in the case of any conflict between these Conditions and the Intercreditor Deed or the Priority Deed, the Intercreditor Deed or, as the case may be, the Priority Deed, shall prevail.

6      Interest

6.1   Interest

  Each Bond bears interest on its Initial Nominal Value at a rate of five (5) per cent. per annum (the "Rate of Interest").

  Each Bond will cease to bear interest from the due date for final redemption unless, upon due surrender of the relevant Bond Certificate, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (as well after as before judgment) until the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant Holder.

6.2   Methods of calculation—Payment

  (i)
  Interest due in respect of each Bond for all or any part of a particular Interest Period will be calculated on the basis of (a) the exact number of days elapsed during the relevant Interest Period (the first day thereof being included and the last day thereof being excluded) and by reference to a year of three hundred and sixty (360) days and (b) the Initial Nominal Value.

  (ii)
  Subject to the Intercreditor Deed and the Priority Deed, interest in respect of each Note shall only be payable on the Final Maturity Date or on any other date on which the Notes are redeemed in accordance with these Conditions.

6.3   Default Interest

  6.3.1
  Any Unpaid Sum shall give rise to the payment of default interest on that Unpaid Sum which will accrue on a daily basis and shall be calculated on the basis of (i) Rate of Interest, and one and a half per cent. (1.5%) per annum, and (ii) the actual number of days elapsed in the relevant default period.

  6.3.2
  Subject to the Intercreditor Deed and the Priority Deed, interest shall be due to the Bondholders pursuant to this Condition 6.3 on the Final Maturity Date or any other date on which the Bonds are redeemed in accordance with these Conditions.

7      Redemption and Cancellation

7.1   Final Redemption

  Subject always to the Intercreditor Deed and the Priority Deed and Condition 7.2 and unless previously redeemed, the Bonds will be redeemed at their Initial Nominal Value, together with all Interest due and payable and any other sums then due under the Bonds, on the Final Maturity Date. At the option of the Issuer, on the Final Maturity Date and with the consent of the Bondholders, the Bonds may be repaid by way of issuance of bonds or other debt instruments in an amount equal to the amount due on the Final Maturity Date under the Bonds, having an interest rate at least equal to the interest rate applicable to the Bonds hereunder and a maturity of no more than 5 years, such debt instruments to be redeemed in cash.

7.2   Voluntary Early Redemption

  The Issuer may elect to prepay or redeem the Bonds at any time prior to the Final Maturity Date provided that such payment is not prohibited by the Intercreditor Deed or the Priority Deed.

7.3   Cancellation

  All Bonds redeemed as aforesaid shall be surrendered for cancellation, be cancelled forthwith and may not be re-issued or re-sold.

8      Payments

8.1   Principal and Interest

  Subject to the Intercreditor Deed and the Priority Deed, payments of interest, principal or any premium in respect of the Bonds will be made by transfer to the account of each Bondholder notified to the Issuer by the Bondholder from time to time. Any payment of interest, principal or premium in respect of the Bond will only be made upon presentation and surrender of the relevant Bond Certificate to the Issuer. For the purposes of Condition 8.1, the Bondholder will be deemed to be the person shown as the Holder (or the first-named of joint-holders) on the Register on the fifteenth day before the due date for such payment, unless otherwise agreed by the Issuer. Interest, principal or any premium in respect of the Bonds shall not be due and payable if payment thereof is not permitted by the Intercreditor Deed or the Priority Deed.

8.2   Payments Subject to Tax Laws

  All payments of principal and interest or any other sum in respect of the Bonds are subject in all cases to any applicable tax or other laws and regulations in the place of payment. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

8.3   Payment on Business Days

  If any due date for payment of principal or interest of any Bond is not a Business Day, then the Holder thereof shall be entitled to payment of the amount on the immediately following day which is a Business Day and no adjustment shall be made to the calculation of the amount of interest, principal or premium payable on any Bond resulting from the due date for a payment not being a Business Day.

8.4   Partial Payments

  If at any time a partial payment of principal and/or interest is made in respect of any Bond, the Issuer shall endorse the Register with a statement indicating the amount and date of such payment and, in the case of partial payment upon presentation of a Bond Certificate, shall endorse the relevant Bond Certificate with a statement indicating the amount and date of such payment.

9      Taxation

  The Bonds being deemed to be issued outside the Republic of France, under current French law, interest and other revenues in respect of the Bonds benefit from the exemption from deduction of tax at source on account of French taxes provided by Article 119-bis, 125-A-III and 131 quater of the Code Général des Impôts. Accordingly, such payments do not give the right to any tax credit from any French source.

  If French law should require that any payment of principal or interest in respect of the Bonds be subject to withholding with respect to any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the Republic of France or any authority therein or thereof having power to tax (together, " taxes"), the Issuer will, to the fullest extent then permitted by law, and subject to the Intercreditor Deed and the Priority Deed, pay such additional amounts as may be necessary in order that the Bondholders, after such deduction or withholding, receive the full amount provided in such Bonds to be then due and payable. Any reference in these Conditions to principal and/or interest shall be deemed to include any additional amounts which may be payable under this Condition 9.

10    Prescription

  Claims in respect of principal and interest will become void unless made within a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

  For this purpose, "Relevant Date" means, in relation to any Bond, whichever is the later of (i) the date on which payment in respect of such Bond first becomes due and payable and (ii) if the full amount payable on such date has not been received by a Bondholder on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders in accordance with Condition 12.

11    Replacement of Bond Certificates

  If any Bond Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced by the Issuer subject to all applicable laws, upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence, security and indemnity or otherwise as the Issuer may reasonably require. Mutilated or defaced Bond Certificate must be surrendered before replacements will be issued.

12    Notices

  Notices to Bondholders will be deemed to be validly given if sent by mail to them (or, in the case of joint Holders, to the first-named in the Register) at their respective addresses as recorded in the Register or any other means previously agreed with Bondholders and, unless otherwise agreed by the addressee, will be deemed to have been validly given when received.

13    Enforcement

  Subject to the Intercreditor Deed and the Priority Deed, at any time after the Bonds become due and payable, any Bondholder may institute such proceedings against the Issuer as it may think fit to enforce the terms of the Bonds.

14    Meetings of Bondholders, Modification and Waiver

14.1 Powers of Meetings

  Subject to the Intercreditor Deed and the Priority Deed, a Meeting shall, without prejudice to any powers conferred on other persons by these Conditions, have power by Resolution:

  (i)
  to sanction the exchange or substitution or the conversion of the Bonds into shares, bonds or other obligations of the Issuer or the substitution of any person for the Issuer as principal obligor under the Bonds;

  (ii)
  to approve any change in the date fixed for payment of principal or interest in respect of the Bonds, or any increase or reduction in the amount of principal or interest payable on any date in respect of the Bonds, or any alteration in the method of calculating the amount of any payment in respect of the Bonds or the date of any such payment;

  (iii)
  to waive or authorise any breach of the Conditions; or

  (iv)
  to otherwise sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer, arising under these Conditions.

14.2 Convening a Meeting

  The Issuer shall at any time convene a Meeting if it receives a written request by any of the Bondholders.

  The Issuer shall give at least 14 days clear notice (or any other clear notice as may be agreed by all the Bondholders) of a meeting to the Bondholders specifying the day, time and place of meeting and the nature of the resolutions proposed.

14.3 Chairman

  The Chairman of a Meeting shall be such Bondholder or other person as the Issuer may nominate in writing, but if no such nomination is made the Bondholders shall choose one of their number to be Chairman.

14.4 Quorum

  The quorum at any Meeting for the passing of a resolution is one or more Bondholders holding in the aggregate more than 50% of the Bonds then outstanding.

14.5 Voting Procedures

  Any question submitted to a Meeting will be decided by a show of hands. Each Bondholder shall have one vote in respect of each Bond held. Declaration by the Chairman that a decision has or has not been passed as a Resolution shall be conclusive evidence of that fact.

14.6 Announcement

  (i)
  The Chairman will announce the result of the Resolution, which is binding on all Bondholders (whether or not present at the Meeting).

  (ii)
  Notice of the passing of a Resolution shall be given to Bondholders within 14 days, however failure to do so shall not invalidate the Resolution.

14.7 Interpretation

  For the purposes of Condition 14, references to a "Meeting" are to a meeting of the Bondholders and include, unless the context otherwise requires, any adjournment. "Resolution" means a resolution passed at a Meeting duly convened and held in accordance with these Conditions by a majority of at least fifty per cent of the votes cast. References to "Chairman" are to the chairman of a Meeting appointed pursuant to Condition 14.3.

15    Governing Law and Jurisdiction

15.1 Governing Law

  The Bonds are governed by, and shall be construed in accordance with, the laws of England and Wales.

15.2 Jurisdiction

  The Issuer agrees, for the benefit of the Bondholders, that the courts of England and Wales shall have, subject as follows, exclusive jurisdiction to hear and determine any suit, action or proceedings which arise out of or in connection with the Bonds ("Proceedings") and, for such purposes, irrevocably submits to the jurisdiction of such courts. Nothing in this Condition 15.2 shall limit the right of the Bondholder to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings by the Bondholder in any one or more jurisdiction preclude the taking of Proceedings by the Bondholder, in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

15.3 Appropriate Forum

  The Issuer irrevocably waives any objection which it might have now or hereafter to the courts of England and Wales being nominated as the forum to hear and determine any Proceedings and agrees not to claim that any such court is not a convenient or appropriate forum.

15.4 Process Agent

  The Issuer agrees that the process by which any Proceedings in England and Wales are begun may be served on it by being delivered in connection with any Proceedings in England, to Hackwood Secretaries at One Silk Street, London EC2Y 8H2 or at any other address in England and Wales as the Issuer may notify from time to time to the Noteholders.

QuickLinks

  Exhibit 10.7
Subordinated Shareholder PIK Bonds
SUBSCRIPTION AGREEMENT
SCHEDULE A
FORM OF TRANSFER
SCHEDULE B Terms and Conditions of the Bonds